Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

(Form Type)

EUDA HEALTH HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price (1)(2)		Amount of Registration Fee
Fees Previously Paid	Equity	Warrants to purchase ordinary shares	Rule 457(a); Rule 457(i)	292,250	$11.50		$3,360,875.00		$370.37
Fees to Be Paid	Equity	Ordinary shares issuable upon exercise of the warrants (3)	Rule 457(g)	4,458,625	0.56		2,496,830		275.15
Fees to Be Paid	Equity	Ordinary shares issuable upon exercise of the convertible notes	Rule 457(i); Rule 457(o)	1,120,299	0.43	(4)	$481,729		$53.09
Fees to Be Paid	Equity	Ordinary Shares, no par value	Rule 457(a); Rule 457(c)	21,319,589	$0.56	(5)	$11,938,969	(4)	$1,315.70
	Total Offering Amounts						$20,209,800		2,014.28
	Total Fees Previously Paid						3,685.04
	Total Fee Offsets						—
	Net Fee Due						$—

(1)	Pursuant to Rule 416(a) under the Securities Act, the ordinary shares being registered for the selling stockholders named herein includes such indeterminate number of ordinary shares as may be issuable as a result of stock splits, share dividends or similar transactions.
(2)	With respect to the offering of ordinary shares by the selling stockholders named herein, the proposed maximum offering price per ordinary share will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.
(3)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.
(4)	The price is based on $0.43 per share, a good-faith estimate of the conversion price of the convertible notes.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on $0.56 per share, the average high and low sale prices for our ordinary shares on August 1, 2023 as reported on the Nasdaq Capital Market.